Exhibit 99.1

Vertical Research Conference Investor Presentation June 2018

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "Q3 FY18 Update" and "Why Invest in WestRock", that give guidance or estimates for future periods as well as statements regarding, among other things, that underlying demand remains strong in both Corrugated and Consumer Packaging; we maintain Q3 FY18 guidance of $747 to $767 million Adjusted Segment EBITDA Associated with Adjusted EPS; and that margin improvement and deployment of capital provide the opportunity to grow adjusted EBITDA to more than $4 billion in 2022.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2017 and our Form 10-Q for the quarter ended March 31, 2018. Key assumptions related to forward-looking statements presented herein include, but are not limited to, stable pricing, normal inflation offset by ongoing productivity and incremental returns from high-return projects and acquisitions. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction among Whiskey Holdco, Inc., a Delaware corporation ("Holdco"), WestRock, a Delaware corporation ("WestRock"), and KapStone Paper and Packaging Corporation, a Delaware corporation ("KapStone"). In connection with the proposed transaction, Holdco has filed with the SEC a registration statement on Form S-4 (the "Registration Statement"), as amended, which includes a prospectus with respect to shares of Holdco's common stock to be issued in the proposed transaction and a proxy statement for KapStone's stockholders (the "Proxy Statement"), which KapStone will mail to its stockholders. Holdco will also file other documents regarding the proposed acquisition with the SEC. **Stockholders of WestRock and KapStone are urged to read all relevant documents filed with the SEC, including the Registration Statement and the Proxy Statement, because they contain or will contain important information about the proposed transaction.** Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's web site, http://www.sec.gov.

Participants in Solicitation

WestRock, Holdco and KapStone and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of shares of KapStone common stock in respect of the proposed transaction. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock's 2018 Annual Meeting of stockholders, which was filed with the SEC on December 19, 2017. Information about the directors and executive officers of KapStone is set forth in the proxy statement for KapStone's 2018 Annual Meeting of stockholders, which was filed with the SEC on April 27, 2018. Investors may obtain additional information regarding the interest of such participants by reading the Registration Statement and the Proxy Statement (once available).

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the "Securities Act"), and otherwise in accordance with applicable law.

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Disclaimer; Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

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| 5 Q3 FY18 Update • Underlying demand remains strong in both Corrugated and Consumer Packaging • WestRock May box shipments up 4.2% y - o - y on a per - day basis • April and May combined shipments up 3.8% y - o - y on a per - day basis and 8.8% on an absolute basis • Backlogs remain strong for all of our major Consumer grades • Previously published corrugated and boxboard price increases flowing through contracts • Lower OCC costs continue to be offset by higher transportation, chemical and energy costs • Bought back $101 million (1.7 million shares) of stock during the quarter Maintain Q3 FY18 Guidance of $747 to $767 million Adjusted Segment EBITDA Associated with Adjusted EPS (2) 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix 2) The calculation of Adjusted Segment EBITDA Associated with Adjusted EPS removes the Adjusted Segment EBITDA results for our L and & Development operations, losses at closed plants and transition costs, and other items

| 6 Why Invest in WestRock? WestRock is building a paper and packaging leader with a differentiated strategy and capabilities to generate attractive returns over the long term Margin expansion and deployment of capital provide the opportunity to grow adjusted EBITDA 1 to more than $4 billion in 2022 Paper and packaging are attractive and sustainable businesses where scale and differentiation matter 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix

Appendix

Non-GAAP Financial Measures

Adjusted Earnings Per Diluted Share

We use the non-GAAP financial measure "adjusted earnings per diluted share," also referred to as "adjusted earnings per share" or "Adjusted EPS" because we believe this measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our performance relative to other periods.

Adjusted Operating Cash Flow

We use the non-GAAP financial measure "adjusted operating cash flow" because we believe this measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. While this measure is similar to adjusted free cash flow, we believe it provides greater comparability across periods when capital expenditures are changing since it excludes an adjustment for capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins

We use the non-GAAP financial measures "Adjusted Segment EBITDA" and "Adjusted Segment EBITDA margins", along with other factors, to evaluate our segment performance against the performance of our peers. We believe that investors also use these measures to evaluate our performance relative to our peers. We calculate Adjusted Segment EBITDA for each segment by adding that segment's adjusted segment income to its depreciation, depletion and amortization. We calculate Adjusted Segment EBITDA margin for each segment by dividing that segment's Adjusted Segment EBITDA by its adjusted segment sales.

Forward-looking Guidance

We are not providing forward-looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

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